Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

Pursuant to the Offer to Purchase for Cash and Offer to Exchange

Relating to up to $58,274,700 Aggregate Principal Amount

of its Outstanding 8.50% Senior Notes due 2026 (CUSIP No. 39531G209)
by

GREENIDGE GENERATION HOLDINGS, INC.

THE TENDER/EXCHANGE OFFER (AS DEFINED HEREIN) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, JULY 17, 2025, WHICH WE REFER TO AS THE “EXPIRATION DATE,” UNLESS EARLIER TERMINATED OR EXTENDED BY US. TO BE ELIGIBLE TO RECEIVE THE EARLY TENDER PREMIUM (AS DEFINED HEREIN), YOU MUST TENDER (AND NOT VALIDLY WITHDRAW) YOUR OLD NOTES (AS DEFINED HEREIN) AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, JULY 2, 2025, UNLESS EXTENDED (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “EARLY TENDER DATE”) OR EARLIER TERMINATED BY US, IN EACH CASE, IN OUR SOLE DISCRETION. TENDERED OLD NOTES MAY BE WITHDRAWN AT ANY TIME AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, JULY 2, 2025, UNLESS EXTENDED BY US IN OUR SOLE DISCRETION (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “WITHDRAWAL DATE”), BUT NOT THEREAFTER, EXCEPT IN LIMITED CIRCUMSTANCES DESCRIBED HEREIN. OLD NOTES THAT ARE NOT TENDERED OR THAT ARE WITHDRAWN BEFORE THE WITHDRAWAL DATE WILL REMAIN OUTSTANDING.

As set forth in Section 6 of the Offer to Purchase/Exchange, dated June 17, 2025 (as amended or supplemented from time to time, the “Offer to Purchase/Exchange”), and the related Letter of Transmittal (as amended or supplemented from time to time, the “Letter of Transmittal”) and the other related offering documents (as amended or supplemented from time to time and which, together with the Offer to Purchase/Exchange and the Letter of Transmittal, as they may be amended or supplemented from time to time, constitute the “Tender/Exchange Offers”), this Notice of Guaranteed Delivery (this “Notice of Guaranteed Delivery”), or a form substantially equivalent hereto, must be used to accept the Purchase/Exchange Offer if you want to tender your Old Notes but:

•	your certificates for the Old Notes are not immediately available or cannot be delivered to Computershare Trust Company, N.A. (the “Exchange Agent”) by the Expiration Date;

•	your other required documents cannot be delivered to the Exchange Agent by the Early Tender Date or Expiration Date, as applicable; or

•	you cannot comply with the procedure for The Depository Trust Company (“DTC”) transfer by the Early Tender Date or Expiration Date, as applicable.

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Exchange Agent by hand, mail, overnight courier or by facsimile transmission prior to the Early Tender Date or Expiration Date, as applicable. See Section 6 of the Offer to Purchase/Exchange.

Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer to Purchase/Exchange.

Deliver to:

Computershare Trust Company, N.A.

If delivering via Registered or Overnight Mail:
Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 150 Royall Street, Suite V Canton, MA 02021

For this notice to be validly delivered, it must be received by the Exchange Agent at the address listed above on or before the Early Tender Date or Expiration Date, as applicable. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to the Company or the Information Agent will not be forwarded to the Exchange Agent and therefore will not constitute valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Exchange) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Greenidge Generation Holdings, Inc., a Delaware corporation (the “Company”), upon the terms and subject to the conditions set forth in the Offer to Purchase/Exchange, dated as of June 17, 2025 (as amended or supplemented from time to time, the “Offer to Purchase/Exchange”), and the related Letter of Transmittal (as amended or supplemented from time to time, the “Letter of Transmittal”) and the other related offering documents (as amended or supplemented from time to time and which, together with the Offer to Purchase/Exchange and the Letter of Transmittal, as they may be amended and supplemented from time to time, constitute the “Tender/Exchange Offer”), receipt of which is hereby acknowledged, the principal amount of the Company’s Old Notes specified below pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase/Exchange under Section 6, “Procedures for Tendering Old Notes—Guaranteed Delivery.” The undersigned hereby authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery (this “Notice of Guaranteed Delivery”) to the Company with respect to the Old Notes tendered pursuant to the Tender/Exchange Offer.

The undersigned understands that the Company will accept for purchase or exchange, as applicable, Old Notes validly tendered on or prior to the Expiration Date. This Notice of Guaranteed Delivery may only be utilized on or prior to the Expiration Date. The undersigned also understands that tenders of Old Notes may be withdrawn at any time on or prior to the Expiration Date but the Tender Option consideration or the Exchange Option consideration determined by the Company for the Tender/Exchange Offer shall not be deliverable in respect of the Old Notes so withdrawn. For a valid withdrawal of a tender of Old Notes to be effective, it must be made in accordance with the procedures set forth in Section 7 of the Offer to Purchase/Exchange, “Withdrawal of Tenders.”

The undersigned understands that delivery of the Tender Option consideration or the Exchange Option consideration, as applicable for the Tender/Exchange Offer for Old Notes will be made only after timely receipt by the Exchange Agent of (i) certificates representing such Old Notes and a Letter of Transmittal with respect to certificated Old Notes properly completed and duly executed, with any signature guarantees and any other documents required by the Letter of Transmittal, or (ii) an Agent’s Message confirming the transfer of such Old Notes into the Exchange Agent’s account at DTC, within one business day after the execution hereof. The undersigned also understands that under no circumstances will interest be paid by the Company by reason of any delay in exchanging the Old Notes.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE*

Certificate Number(s) (if available) or Name of DTC Participant and Participant’s DTC Account Number in which Old Notes are Held	Principal Amount Tendered pursuant to the Tender Option*	Principal Amount Tendered pursuant to the Exchange Option	Principal Amount of Notes Tendered**

*       If the cash required to purchase all of the Old Notes tendered under the Tender Option exceeds $3.0 million, the Company will accept the Old Notes tendered for purchase on a pro rata basis. Unless withdrawn as described in the Offer to Exchange/Purchase, any Old Notes tendered under the Tender Option that are not accepted for purchase will remain outstanding and be returned to the holder. Only Holders validly tendering their Old Notes pursuant to the Tender Option at or prior to the Early Tender Date and whose Old Notes are accepted for purchase will be eligible to receive the Early Tender Premium which is equal to $9.00.

**       Unless otherwise indicated, it will be assumed that the entire aggregate principal amount represented by the Old Notes specified above is being tendered.

Signature(s) of Registered holder(s) or Authorized Signatory:

Name(s) of Registered holder(s):

Address:

Zip Code:

Area Code and Telephone No:

Date:

Check this box if Old Notes will be delivered by DTC transfer.

Name of Tendering Institution

Depositary Account No.

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an “eligible guarantor institution,” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), hereby guarantees (i) that the above-named person(s) has a net long position in the Old Notes being tendered within the meaning of Exchange Act Rule 14e-4, (ii) that such tender of Old Notes complies with Exchange Act Rule 14e-4 and (iii) to deliver to the Exchange Agent at one of its addresses set forth above certificate(s) for the Old Notes tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Old Notes into the Exchange Agent’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other required documents, within one business day after the date of receipt by the Exchange Agent

Name of Eligible Institution Guaranteeing Delivery Address	Authorized Signature

Address	Name (Print Name)

Zip Code	Title

(Area Code) Telephone No.	Dated: __________

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

NOTE: DO NOT SEND CERTIFICATES FOR NOTES WITH THIS FORM. YOUR CERTIFICATES FOR NOTES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.